Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Naeem Tyab, President, of Mogul Energy International, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)
the quarterly report on Form 10-Q of Mogul Energy International, Inc. for the period ended March 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Mogul Energy International, Inc.

Dated: May 20, 2009

/s/ Naeem Tyab
Naeem Tyab, President
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Mogul Energy International, Inc. and will be retained by Mogul Energy International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.